SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549




FORM 8-K




CURRENT REPORT




PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of Earliest Event Reported) May 6, 1996





                 WESTERN RESOURCES, INC.
(Exact name of Registrant as Specified in Its Charter)





           KANSAS                     1-3523          48-0290150
(State or Other Jurisdiction of    (Commission         (Employer
Incorporation or Organization      File Number    Identification No.)



  818 KANSAS AVENUE, TOPEKA, KANSAS                      66612
(address of Principal Executive Offices                (Zip Code)




Registrant's Telephone Number Including Area Code (913) 575-6300







WESTERN RESOURCES, INC.

Item 5. Other Events

     On May 6, 1996, Western Resources, Inc. issued the following Press
Release:

WESTERN RESOURCES RAISES MINIMUM DIVIDEND LEVEL
IN ITS EXISTING KCPL PROPOSAL

      TOPEKA, Kansas, May 6, 1996 -- The Board of Directors of Western Resources Inc., today raised the minimum dividend level and improved the upside opportunity for Kansas City Power and Light shareholders in its offer for Kansas City Power and Light (KCPL).
     The move means that Western Resources' offer will continue to have a substantially higher projected dividend than under the proposed KCPL/UtiliCorp dividend program announced today.
     The result is the minimum number of shares the KCPL shareholders will receive has been increased from .833 to .91 share of Western Resources.
The maximum number of shares remains at .985 share of Western Resources.
     Based on projections included in Western Resources' preliminary prospectus filed with the Securities and Exchange Commission, KCPL shareholders would receive an annual dividend of more than $1.85 regardless of Western Resources' stock price at the time of the merger.
     Based on today's stock closing price, Western Resources projects KCPL shareholders would get a dividend of $2.01, assuming the transaction is closed in late 1997, compared to the $1.85 projected from the UtiliCorp deal.
     "We want to make sure there is no confusion about which offer pays the better dividends for shareholders. Our confidence in the soundness of our offer is high, so our move to raise the minimum dividend is sound," said John E. Hayes, Jr., chairman and chief executive officer of Western Resources.
     Western Resources (NYSE:WR) is a diversified energy company. Its utilities, KPL and KGE, operating in Kansas and Oklahoma, provide natural gas service to approximately 650,000 customers and electric service to approximately 600,000 customers. Through its subsidiaries, Westar Business Services, Westar Consumer Services, Westar Capital, and The Wing Group, energy-related products and services are developed and marketed in the continental U.S., and offshore.
     For more information about Western Resources and its operating companies, visit us on the Internet at http://www.wstnres.com.

     A registration statement relating to the Western Resources securities referred to in these materials has been filed with the Securities and Exchange Commission but has not yet become effective. Such securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. These materials shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.


                                 SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                         Western Resources, Inc.




Date   May 6, 1996             By /s/ Jerry D. Courington
                                      Jerry D. Courington,
                                          Controller